EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (File Nos. 333-117341, 333-100398, 333-70440, 333-45856, 333-45852, 333-66239, 333-15961, 333-15957, 33-92966, 33-80588, 333-78586, 33-50198, and 33-46221) of our report (which expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and other Intangible Assets and the restatement of consolidated financial statements described in Note 4) dated April 14, 2005 (April 6, 2006 as to the effects of the income tax restatement described in Note 4) relating to the consolidated financial statements and financial statement schedule and our report dated May 6, 2005 (April 6, 2006 as to the effect of the material weakness described in Management’s Report on Internal Control over Financial Reporting (as revised)) which report expresses an adverse opinion on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Retail Ventures, Inc. for the year ended January 29, 2005.
/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
April 11, 2006